Exhibit 10.14

AIRSPAN NETWORKS HOLDINGS INC.
2021 Stock Incentive Plan

Restricted Stock Unit Agreement

THIS AGREEMENT is made as of this ____ day of ________________, 202_ by and between the Company and _______________________ (“Participant”).

All capitalized terms in this Agreement shall have the meaning assigned to them in the Airspan Networks Holdings Inc. 2021 Stock Incentive Plan (attached hereto as Exhibit I, the “Plan”), except where otherwise defined in Section 6. This Agreement shall be subject to the terms of the Plan, including but not limited to, Sections 4(c) and 7(b) of the Plan.

1. Grant of RSUs. The Company hereby grants to the Participant, as of the below Grant Date, the number of restricted stock units set forth below (the “RSUs”). Each RSU represents the right to receive a Share of the Company.

Grant Date: _______________________________________________________________________________________

Vesting Commencement Date: ________________________________________________________________________

Number of RSUs: _________________

2. Stockholder Rights. Prior to the issuance of Shares with respect to RSUs, the RSUs shall not have ownership or rights of ownership of any Shares underlying the RSUs. The RSUs may not be sold, assigned, transferred or pledged, other than by will or the laws of descent and distribution, and any such attempted transfer shall be void. Notwithstanding the foregoing, the Participant shall accumulate an unvested right to dividend equivalent amounts on the RSUs if cash dividends are declared on the underlying Shares on or after the Grant Date. Each time a dividend is paid on Shares, the Participant shall accrue an amount equal to the amount of the dividend payable on the Participant’s RSUs as if they were Shares on the dividend record date. The accrued amounts shall be subject to the same vesting, forfeiture and share delivery terms in Section 3 herein as if they had been awarded on the Grant Date. The Participant shall not be entitled to amounts with respect to dividends declared prior to the Grant Date. All dividend amounts accumulated with respect to forfeited RSUs shall also be irrevocably forfeited.

3. Vesting and Forfeiture of the RSUs.

(a) Except as provided below, the RSUs shall vest as follows:

Vesting Date	Number of Shares Vested
______, 20__	___

(b) Upon the Participant’s separation from Service, any remaining unvested RSUs shall cease vesting immediately, and shall be irrevocably forfeited.

(c) The Participant acknowledges that, to the extent the vesting of any RSUs occurs during a “blackout” period wherein certain employees, including the Participant, are precluded from selling Shares, the Company retains the right, in its sole discretion, to defer the delivery of the Shares pursuant to the RSUs except that the Company will not exercise its right to defer the Participant’s receipt of such Shares if such Shares are specifically covered by a trading plan of the Participant which conforms to the requirements of Rule 10b5-1 of the Exchange Act and the Company’s policies and procedures with respect to Rule 10b5-1 trading plans and such trading plan causes such shares to be exempt from any applicable blackout period then in effect. In the event the receipt of any Shares is deferred hereunder due to the existence of a regularly scheduled blackout period, such Shares will be issued to the Participant on the first day following the termination of such regularly scheduled blackout period, except that in no event will the issuance of such Shares be deferred subsequent to March 15th of the year following the year in which such shares vest. In the event the receipt of any Shares is deferred hereunder due to the existence of a special blackout period, such Shares will be issued to the Participant on the first day following the termination of such special blackout period as determined by the Company’s General Counsel or his or her delegate, except that in no event will the issuance of such Shares be deferred subsequent to March 15th of the year following the year in which such Shares vest. Notwithstanding the foregoing, any deferred Shares will be issued promptly to the Participant prior to the termination of the blackout period in the event the Participant ceases to be subject to the blackout period. The Participant hereby represents that he or she accepts the effect of any such deferral under relevant federal, state and local tax laws or otherwise.

4. Taxes. The Participant is liable for any federal, state and local income or other taxes (“Tax-Related Items”) upon the receipt of the RSUs, the lapse of restrictions relating to the RSUs or the subsequent disposition of any of the RSUs, and the Participant acknowledges that he or she should consult with his or her own tax advisor regarding the applicable tax consequences. Upon vesting of the RSUs, the Participant shall promptly pay to the Company in cash, and/or the Company may withhold from the Employee’s compensation, all applicable taxes required by the Company to be withheld or collected upon such vesting. The Participant may not elect to have withholding accomplished by withholding of Shares that would otherwise be released upon vesting having a Fair Market Value equal to the required withholding amounts for Tax-Related Items (a “net share settlement”) unless such net share settlement is specifically authorized by the Committee. Absent a timely election of a withholding method, all withholding shall be accomplished by a broker-assisted sale of Shares sufficient to cover, after deduction of the broker’s commission, all Tax-Related Items (a “sell to cover” transaction), if the Company believes that such sell to cover transaction can be made in compliance with any applicable insider trading or similar policy of the Company and applicable securities laws. The Participant agrees to hold the Company and the applicable broker harmless from all costs, damages or expenses relating to any sell to cover transaction. The Participant further agrees and acknowledges that the Company and the applicable broker are under no obligation to arrange for a sell to cover transaction at any particular price. In connection with a sell to cover transaction, the Participant shall execute any such documents requested by the applicable broker in order to effectuate the sale of Shares and payment of the withholding obligation to the Company.

5. General Provisions.

(a) Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without giving effect to that State’s choice-of-law or conflict-of-law rules.

(b) Agreement is Entire Contract. The Plan is hereby incorporated by reference. This Agreement (and any addendum hereto) and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. To the extent there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall prevail. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be binding on all persons having an interest in the RSUs. The Company and Participant hereby acknowledge and agree that the terms of this Agreement shall supersede in all respects the terms of the Airspan Networks Inc. Management Incentive Plan and any prior arrangement or agreement, whether written or oral, dealing with the matters herein, to the extent not otherwise rescinded or revoked.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(d) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon Participant, Participant’s permitted assigns and the legal representatives, heirs and legatees of Participant’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

(e) Consultation with Professional Tax and Investment Advisors. Participant acknowledges that the grant, issuance, vesting or any payment with respect to any RSUs, and the sale or other taxable disposition of the RSUs, may have tax consequences pursuant to the Code or under local, state or international tax laws. Participant further acknowledges that he or she is relying solely and exclusively on his or her own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees, agents or representatives). Finally, Participant understands and agrees that any and all tax consequences resulting from the RSUs and their grant, issuance, vesting or any payment with respect thereto, and the sale or other taxable disposition of the RSUs, is solely and exclusively the responsibility of Participant without any expectation or understanding that the Company or any of its employees, agents or representatives will pay or reimburse Participant for such taxes or other items.

6. Definitions. The following definitions shall be in effect under the Agreement:

(a) Agreement shall mean this Restricted Stock Unit Agreement.

(b) Grant Date shall mean the date of grant of the RSUs as specified in Section 1.

(c) Service shall mean Participant’s performance of services for the Company (or any Affiliate) in the capacity of an employee, a member of the Board, a consultant, independent contractor or an advisor.

Remainder of Page Left Blank Intentionally

Dated: __________________, 202_

AIRSPAN NETWORKS HOLDINGS INC.:

By:

Name:

Title:

participant:

Signature:

Printed Name:

Address:

Exhibit I to Restricted Stock Unit Agreement

2021 Stock Incentive Plan